UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 11, 2024

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

T1, South Tower, Jiazhaoye Square, Chaoyang District,
Beijing, People’s Republic of China 100022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 10-87227366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SISI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2024, Shineco, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with EF Hutton LLC, as the representative (the “Representative”) for the underwriters listed on Schedule 1 thereto (the “Underwriters”), relating to the underwritten public offering (the “Offering”) of 1,869,160 shares of common stock, par value $0.001 per share of the Company (the “Shares”), at a public offering price of $1.07 per share, for aggregate gross proceeds of approximately $2.0 million, prior to deducting underwriting discounts and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 280,374 shares of its common stock at the public offering price per share, less the underwriting discounts to cover over-allotments, if any. EF Hutton LLC is acting as the sole book-running manager for the Offering.

The Offering closed on July 15, 2024. The Company delivered the Shares to the Representative on the same day.

The Shares were offered under the Company’s registration statement on Form S-3 (File No. 333-261229), initially filed with the U.S. Securities and Exchange Commission on November 19, 2021, as amended on May 11, 2022, and on June 3, 2022, and was declared effective on June 10, 2022 (the “Registration Statement”). A preliminary prospectus supplement to the Registration Statement in connection with the Offering was filed with the U.S. Securities and Exchange Commission on July 11, 2024, and a final prospectus supplement was filed on July 15, 2024.

The aggregate gross proceeds of the Offering are approximately $2.0 million, prior to deducting underwriting discounts and other offering expenses. The net proceeds from the offering will be approximately $1.6 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The Company intends to use approximately 50% of the net proceeds from the Offering for mergers and acquisitions, approximately 25% for repaying outstanding convertible notes, and 25% for general corporate purposes.

Pursuant to the Underwriting Agreement, the Company agreed to an underwriting discount of 7.0% per Share, an additional cash fee equal to 0.5% of the gross proceeds raised by the Company in the Offering for non-accountable expenses, and also agreed to pay the expenses of the underwriters in connection with the Offering, including filing fees and underwriters’ counsel legal fees, up to an aggregate of $120,000.

Our officers and directors, and certain 5% shareholders, have agreed, subject to certain exceptions, for a period of 180 days after the closing of this Offering, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for shares of common stock of the Company either owned as of the date of the Underwriting Agreement or thereafter acquired without the prior written consent of the Representative.

We, and any successor, have agreed, subject to certain exceptions, not to for a period of ninety (90) days after the closing of the offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for shares of common stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for shares of common stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or other lending institution, which involves no issuance of any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for shares of common stock of the Company, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock of the Company.

The Representative may, in their sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

The foregoing descriptions of the Underwriting Agreement and the form of lock-up agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the opinion of Hunter Taubman Fischer & Li LLC, as the U.S. counsel to the Company, regarding the legality of the issuance and sale of Shares is attached hereto as Exhibit 5.1.

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This report shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This report on Form 8-K is incorporated by reference into (i) the prospectus contained in the Company’s registration statement on Form S-3 (SEC File No. 333-261229) declared effective by the Securities and Exchange Commission (the “Commission”) on June 10, 2022; and (ii) the final prospectus supplement and accompanying prospectus relating to this Offering filed with the SEC on July 15, 2024.

Item 8.01 Other Events.

The Company issued press releases on July 12, 2024 in connection with the pricing of the Offering, and on July 15, 2024 in connection with the closing of the Offering. A copy of such press releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement by and between the Company and EF Hutton LLC, dated July 11, 2024
5.1	Opinion of Hunter Taubman Fischer & Li LLC
23.1	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)
99.1	Press Release titled “Shineco Announces Pricing of $2 Million Underwritten Public Offering” dated July 12, 2024
99.2	Press Release titled “Shineco Announces Closing of $2 Million Underwritten Public Offering” dated July 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shineco Inc.

Date: July 17, 2024	By:	/s/ Jennifer Zhan
Jennifer Zhan, Chief Executive Officer

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